AMENDMENT TO LEASE AGREEMENT
                       BETWEEN EXCIMER VISION LEASING L.P.
                                       AND
                                BRITESMILE, INC.


                  This Amendment to Lease Agreement is entered into as of September 18, 2002 between Excimer Vision Leasing L.P. ("EVL") and BriteSmile, Inc. ("BriteSmile").


                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, EVL and BriteSmile are parties to an Amended and Restated Agreement, dated February 25, 2001 (the "Lease Agreement"), as amended by an amendment (the "Amendment") dated March 8, 2002 (the Lease Agreement as amended by the Amendment being the "Amended Lease Agreement"); and

                  WHEREAS, EVL and BriteSmile wish to amend the Amended Lease Agreement in certain respects;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EVL and BriteSmile do hereby agree as follows:

1. Definitions. Capitalized term not otherwise defined herein shall have their respective meanings as set forth in the Lease Agreement or, as the case may be, the Amendment.

2. Deferred Variable Rent. The last sentence of Section 4(c)(ii) of the Amended Lease Agreement is hereby amended in its entirety to read as follows:

                    "Instead payment of such Variable Rent shall be deferred, and payment of the aggregate amount of the Variable Rent due with respect to all Key Cards delivered in all months during the calendar year 2002 (the "Total Deferred 2002 Variable Rent") shall be made on January 1, 2004."

3. Interest. The last sentence of Section 4(c)(iii) is amended in its entirety to read as follows:

                    "Thereafter such accrued interest shall be paid on the 9th day of each month through December 9, 2003 and on January 1, 2004."

4. Prepayments. The reference in Section 4(c)(v) of the Amended Lease Agreement to Section 4(c)(ii) is amended to refer to Section 4(c)(iii).


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5.       Example.  The Example following Section 4(c)(vii) is amended in its entirety to read as following:

                    Example: Assume that Variable Rent accrues under the Lease at a rate of $300,000 per month for each month during 2002. Payment of the $300,000 of Variable Rent attributable to Key Cards delivered in January 2002 would otherwise be due on March 12, 2002. Instead such Variable Rent otherwise due on March 12, 2002 and all other Variable Rent due with respect to Key Cards delivered in 2002 (an aggregate of $3,600,000) is due on January 1, 2004. For clarification, the amount of Total Deferred 2002 Variable Rent that is payable on January 1, 2004 includes the Variable Rent due with respect to Key Cards delivered in November and December 2002.

                    Interest will accrue on the accrued Variable Rent from March 12, 2002 at the Prescribed Rate. During 2002 the amount of Variable Rent on which interest accrues shall be the amount of rent that has been deferred (e.g., $300,000 from March 12, 2002 to April 9, 2002; $600,000 from April 9, 2002 to
                    May 10, 2002, etc.).

                    All accrued interest is due on January 9, 2003. Thereafter interest shall accrue on the balance of the $3,600,000 in Total Deferred 2002 Variable Rent which remains unpaid (e.g., $3,600,000 from January 1, 2003 to January 1, 2004).

                    The interest rate is determined on a monthly basis. During 2002, interest is fixed on the date that Variable Rent otherwise would have been due but for the deferral, e.g. March 12, 2002, April 9, 2002, etc. During 2003, interest is fixed on the ninth day of each month.

6.       General Provisions.

                    (a) Nothing in this Amendment shall affect the obligation of BriteSmile to make Fixed Payments under the Lease Agreement at any time, including but not limited to with respect to the period from January 1, 2002 to December 31, 2002 or give BriteSmile any right to defer payments of Variable Rent that relate to calendar years after 2002.

                    (b) BriteSmile shall continue to supply EVL with all reports referred to in Section 14 of the Amended Lease Agreement regardless of whether Variable Rent is due with respect to the period covered by the report.

                    (c) This Amendment may be executed in counterparts, including facsimile counterparts.



                                       2

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                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date above within.

                                        EXCIMER VISION LEASING, L.P.

                                        By:      CAP America Limited,
                                                 its General Partner


                                                 By:  /s/ Brian Delaney
                                                     ------------------------
                                                     Name: Brian Delaney
                                                     Title:  Director

                                        BRITESMILE, INC.


                                        By: /s/ John Reed
                                           ----------------------------------
                                            Name:  John Reed
                                            Title:  Chief Executive Officer